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                                                                   EXHIBIT 10.54

                                 PROMISSORY NOTE

$10,000,125.00                                                     JUNE 29, 2000


         FOR VALUE RECEIVED, UICI, A DELAWARE CORPORATION, AS MAKER, having its principal place of business at 4001 McEwen Drive, Suite 200, Dallas, Texas 75244 ("Borrower"), hereby unconditionally promises to pay to the order of Columbus Bank and Trust Company, a Georgia banking corporation having an address at 1148 Broadway, Columbus, Georgia ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TEN MILLION ONE HUNDRED TWENTY-FIVE AND NO/l00ths ($10,000,125.00) DOLLARS, in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments provided herein.

1.       CERTAIN DEFINED TERMS

         As used herein the following terms shall have the meanings set forth below:

         (a) "Applicable Interest Rate" shall mean for each Interest Period (as herein defined) an interest rate per annum equal to LIBOR plus one hundred fifty
(150) basis points. The Applicable Interest Rate for the first Interest Period is 8.2787% per annum.

         (b) "Business Day" shall mean any day other than a day on which commercial banks in the State of Georgia are authorized or required by law to close.

         (c) "Interest Period" shall mean a period commencing, in each instance, on the first day of each successive October, January, April, and July and ending on the last day of each successive December, March, June and September, however, the first Interest Period shall commence on the date hereof and end on the last day of September 2000.

         (d) "LIBOR" shall mean for each Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bloomberg Screen BTMM US (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, Lender shall determine LIBOR on the basis of such other publication, statistical guide or information service as Lender may reasonably select.

         (e) "Loan" shall mean the loan evidenced by this Note.

         (f) "Loan Documents" shall mean this Note.

         (g) "Maturity Date" shall mean June 30, 2005.


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         (h) "Quarterly Payment Date" shall mean the first Business Day of each successive October, January, April and July prior to the Maturity Date with the first Quarterly Payment Date being the first day of October 2000.

2.       PAYMENT TERMS

         (a) Accrued interest at the Applicable Interest Rate shall be due from Borrower to Lender on each Quarterly Payment Date, and a principal reduction payment shall be due from Borrower to Lender in the amount of $500,006.25 on each Quarterly Payment Date. The outstanding balance of this Note and all interest and other sums due and payable thereon shall be due and payable on the Maturity Date. Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360-day year.

         (b) Unless payments are made in the required amount in immediately available funds at the place where this Note is payable, remittances in payment of all or any part of the Debt (defined below) shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where this Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

3.       DEFAULT AND ACCELERATION

         (a) The whole of the principal sum of this Note, (b) interest, default interest, and any other sums, as provided in this Note, (c) all other monies agreed or provided to be paid by Borrower in this Note, and (d) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (d) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid prior to the fifth (5th) day after the date when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, if any, herein or under the terms of this Note (collectively, an "Event of Default").

4.       DEFAULT INTEREST

         Borrower hereby agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate (the "Default Rate") equal to a rate per annum equal to the sum of two percent (2.0%) plus the Applicable



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Rate as in effect from time to time. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt.

5.       PREPAYMENT

         The indebtedness evidenced by this Note may be prepaid, either in whole or in part, without penalty, at any time.

6.       SAVINGS CLAUSE

         This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread through the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

7.       INTENTIONALLY DELETED

8.       NO ORAL CHANGE

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

9.       WAIVERS

         Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices



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specifically provided for in the Loan Documents, and no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt under this Note. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note. In addition, acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default. If Borrower is a corporation or limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders or members comprising, or the officers and directors or managers relating to, the corporation or limited liability company, and the term "Borrower" as used herein, shall include any alternative or successor corporation or limited liability company, but any predecessor corporation or limited liability company shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in a partnership, corporation or limited liability company which may be set forth in the Note.

10.      WAIVER OF TRIAL BY JURY

         BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

11.      AUTHORITY

         Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note and the Loan Documents and that this Note and the Loan Documents constitute valid and binding obligations of Borrower.

12.      APPLICABLE LAW

         This Note shall be governed, construed, applied and enforced in accordance with the laws of the state of Georgia and the applicable laws of the United States of America.


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13.      COUNSEL FEES

         In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

14.      NOTICES

         All notices or other written communications hereunder shall be deemed to have been properly given (i) upon hand delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:                     UICI
                                    4001 McEwen Drive, Suite 200
                                    Dallas, Texas 75201
                                    Attention: General Counsel
                                    Facsimile No. 972-

If to Lender:                       Columbus Bank and Trust Company
                                    Attn: Ted Edgar
                                    1148 Broadway (P.O. Box 120)
                                    Columbus, Georgia 31901 (31902)

or addressed as such party may from time to time designate by written notice to the other parties.

         Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

15.      MISCELLANEOUS

         (a) Wherever pursuant to this Note (i) Lender exercises any right given to it hereunder, if any, to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.


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         (b) Whenever used, the singular shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.





                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                            UICI, a Delaware corporation

                                            By: /s/
                                               ---------------------------------
                                               Its: Executive Vice President
                                                    General Counsel
                                                   -----------------------------

                                            Attest: /s/
                                                   -----------------------------
                                               Its: Secretary
                                                   -----------------------------


                                                       (Corporate Seal)


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